Execution Version

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Common Stock of

DIOMED HOLDINGS, INC.

Dated as of September 28, 2007 (the “Effective Date”)

WHEREAS, Diomed Holdings, Inc., a Delaware corporation (the “Company”), has entered into a Loan and Security Agreement of even date herewith (the “Loan Agreement”) with, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock pursuant to this Warrant Agreement (the “Warrant”);

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 86,957 fully paid and non-assessable shares of the Common Stock (as defined below) at a purchase price of $0.70 per share (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acknowledgment of Exercise” has the meaning given to it in Section 3(a).

“Act” means the Securities Act of 1933, as amended.

“Agreement” means this Warrant Agreement.

1.

“Charter” means the Company’s Certificate of Incorporation or other constitutional document, as the same may be amended from time to time.

“Claims” has the meaning given to it in Section 12(p).

“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Company” has the meaning given to it in the preamble to this Warrant.

“Effective Date” has the meaning given to it in the preamble to this Warrant.

“Exercise Price” has the meaning given to it in the preamble to this Warrant.

“Loan Agreement” has the meaning given to it in the preamble to this Warrant.

“Merger Event” means (i) a merger or consolidation involving the Company in which (x) the Company is not the surviving entity, or (y) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity; or (ii) the sale of all or substantially all of the assets of the Company.

“Net Issuance” has the meaning given to it in Section 3(a).

“Notice of Exercise” has the meaning given to it in Section 3(a).

“Preferred Stock” means the 2006 Preferred Stock of the Company, par value $0.001 per share, and any other stock into or for which the 2006 Preferred Stock may be converted or exchanged other than pursuant to its terms.

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

“Rules” has the meaning given to it in Section 12(q).

“Transfer Notice” has the meaning given to it in Section 11.

“Warrant” has the meaning given to it in Section 2.

“Warrant Term” has the meaning given to it in Section 2.

“Warrantholder” has the meaning given to it in the preamble to this Warrant.

SECTION 2.	TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant (the “Warrant Term”) and the right to purchase Common Stock, as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending on 5:00 pm Eastern time on the day of the fifth anniversary of the Effective Date, provided, that this Warrant shall not be exercisable unless and until the Common Stock to be issued upon the exercise of this Warrant are then listed with the American Stock Exchange, as contemplated by Section 9(j).

2.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, during the Warrant Term, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, an amended Warrant representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to the Warrantholder.

Y =	the number of shares of Common Stock requested to be exercised under this Warrant.

A =	the fair market value of one (1) share of Common Stock at the time of issuance of such shares.

B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean:

(i) if the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange, any exchange operated by the NASDAQ Stock Market, Inc. or any other securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) day period ending three (3) days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock subject to such exercise; or

3.

(ii) if at any time the Common Stock is not listed on any securities exchange, the current fair market value of such Common Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock subject to such exercise, unless the Company shall become subject to a Merger Event, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an agreement substantially in the form of the Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent that the Warrantholder has not exercised its purchase rights under this Agreement to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before the expiration of the Warrant Term. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.

During the Warrant Term, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase such stock as provided for herein.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

SECTION 6.	NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

4.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time prior to the exercise of this Warrant there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the Company will use reasonable efforts (as determined by the Company in its sole discretion) to cause the successor or surviving entity to assume the obligations of this Warrant. If the obligations of this Warrant are not assumed in connection with the Merger Event, the Company shall give Warrantholder written notice at least five (5) days prior to the closing of the Merger Event of such fact. In such event, notwithstanding any other provision of this Agreement to the contrary, Warrantholder may immediately exercise this Warrant in the manner specified in this Agreement with such exercise effective immediately prior to closing of the Merger Event. If Warrantholder elects not to exercise this Warrant, then this Warrant will terminate immediately prior to the closing of the Merger Event. If a Merger Event occurs at any time before the shares of Common Stock subject to this Warrant are listed for trading on the American Stock Exchange and the successor or surviving entity does not agree to assume the obligations of this Warrant, then the Warrantholder shall receive liquidated damages in an amount equal to the difference between the Exercise Price of the Warrant as then in effect and the consideration per share payable to the holders of the Common Stock in the transaction pursuant to which the Merger Event occurs.

(b) Reclassification of Shares. Except as set forth in Section 8(a) or Section 8(c), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

5.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Common Stock, except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock as of the record date fixed for the determination of the shareholders/stockholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. To the extent that additional antidilution rights applicable to the stock purchasable hereunder may be set forth in the Company’s Charter and shall be applicable with respect to the stock issuable hereunder, the Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Common Stock in the same manner as it affects all other holders of Common Stock. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Company’s Charter.

(f) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription pro rata to the holders of any class of its stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

6.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the earlier of (i) the date Warrantholder actually receives a written notice containing all the information required to be provided in such Section 8(f) and (ii) the date that is five (5) days after the date on which such notice would be effective pursuant to the provisions of Section 12(g).

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Stock. The stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Warrant contained herein: (i) are not inconsistent with the Company’s Charter or current bylaws; (ii) do not contravene any law or governmental rule, regulation or order applicable to it; and (iii) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, after giving effect to such consents as the Company is required to obtain pursuant to the Loan Agreement. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

7.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Warrant:

(i) The authorized capital of the Company consists of (A) 65,000,000 shares of Common Stock, of which 30,067,031 shares are issued and outstanding, and (B) 1,736 shares of Preferred Stock, of which 673.6044 shares are issued and outstanding and are convertible into 6,736,044 shares of Common Stock at $1.15 per share.

(ii) The Company has reserved 5,708,172 shares of Common Stock for issuance under its Stock Option Plan(s), under which 3,533,103 options are outstanding. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company. The Company has no outstanding loans to any employee, officer or director of the Company, and the Company agrees not to enter into any such loan or otherwise guarantee the payment of any loan made to an employee, officer or director by a third party.

(iii) In accordance with the Company’s Charter, no shareholder/stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are required pursuant to Section 6 of the Loan Agreement.

(f) Other Commitments to Register Securities. Except as set forth in this Warrant, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued, which agreement has not been performed prior to the Effective Date.

(g) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

8.

(h) Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Warrant in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(i) Information Rights. During the term of this Warrant, Warrantholder shall be entitled to the information rights contain in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Warrant by this reference as though fully set forth herein; provided that (A) the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder as been repaid, and (B) for as long as the Warrantholder is the lender under the Loan Agreement, the Company shall not be required to make more than one delivery of each item of information pursuant to Section 7.1 of the Loan Agreement.

(j) Registration of Shares. The Company shall list the shares of Common Stock subject to this Warrant for trading on the American Stock Exchange pursuant to an application for additional listing of such shares which the Company will deliver to the American Stock Exchange prior to 5:30 p.m. (Eastern Time) on the first business day following the Effective Date. Pursuant to the rules and regulations of the American Stock Exchange, such listing shall be a condition precedent to the Warrantholder’s ability to exercise this Warrant.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company, and the Company is issuing the Warrant and the shares of Common Stock issuable upon the exercise of the Warrant, in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Common Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

9.

(d) Risk of No Registration. The Warrantholder understands that if the Company does not file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement under the Act covering the Warrant and shares of Common Stock issuable upon exercise of the Warrant is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Common Stock issuable upon exercise of the right to purchase, the Warrantholder may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(e) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

SECTION 11.	TRANSFERS.

Subject to compliance with applicable federal and state securities laws, and if such intended transferee is not an affiliate of the Lender to the duly executed written confirmation by the intended transferee that the representations and warranties set forth in Section 10 are true and correct as to such intended transferee, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and, notwithstanding any other provision of this Warrant to the contrary, shall be the Warrantholder as referred to in this Warrant. The transfer of this Warrant shall be recorded in the registry referred to in Section 7 upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12.	MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Warrant requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Warrant.

10.

(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Additional Documents. The Company, upon execution of this Warrant, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(d), Sections 9(g) and 9(h). The Company shall also supply such other documents as the Warrantholder may from time to time reasonably request.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Severability. In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or (ii) the first business day after deposit with an overnight express service or overnight mail delivery service; or (iii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

Hercules Technology Growth Capital, Inc.
Attention: Chief Legal Officer and R. Bryan Jadot

11.

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060
With a copy to:

Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Attention: Sandra Vrejan, Esq.
Facsimile: (617) 951-8736
Telephone: (617) 951-8671

If to the Company:

Diomed Holdings, Inc.
1 Dundee Park
Andover, MA 01810
Attention: David B. Swank
Facsimile: (978) 475-8488
Telephone: (978) 824-1823

With a courtesy copy to:

McGuire Woods LLP
1345 Avenue of the Americas
7th Floor
New York, NY 10105
Attention: William A. Newman, Esq.
Facsimile: (212) 548-2170
Telephone: (212) 548-2660

or to such other address as each party may designate for itself by like notice.

(h) Entire Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Lender’s proposal letter dated August 21, 2007). None of the terms of this Agreement or Warrant may be amended except by an instrument executed by each of the parties hereto.

(i) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

12.

(j) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p), 12(q) and 12(r).

(k) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Warrant. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(l) No Waiver. Except for the requirement that this Warrant be exercised (or be deemed exercised), if at all, during the Warrant Term, no omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(m) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Warrant.

(n) Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California. Delivery of Common Stock to Warrantholder by the Company under this Warrant is due in the State of California. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

13.

(p) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(q) Arbitration. If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the “Rules”), such arbitration to occur before one arbitrator, which arbitrator shall be a retired California state judge or a retired Federal court judge. Such proceeding shall be conducted in San Francisco County, California, with California rules of evidence and discovery applicable to such arbitration. The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law. Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.

(r) Prearbitration Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.

(s) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(t) Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Agreement or the Warrant and agree that the terms of this Warrant shall be specifically enforceable by Warrrantholder. If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

[Remainder of Page Intentionally Left Blank]

14.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	DIOMED HOLDINGS, INC.

By:
Name: James A. Wylie, Jr.
Title: President and Chief Executive Officer

15.

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation

By:
Name: K. Nicholas Martitsch
Its: Associate General Counsel

16.

Execution Version

EXHIBIT I

NOTICE OF EXERCISE

To: [____________________________]

(1)
The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of DIOMED HOLDINGS, INC., pursuant to the terms of the Warrant dated the 28th day of September, 2007 (the “Warrant”) between DIOMED, INC. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation

By:
Name: K. Nicholas Martitsch
Its: Associate General Counsel

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc. to purchase [____] shares of the Common Stock of DIOMED HOLDINGS, INC., pursuant to the terms of the Warrant, and further acknowledges that [______] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	DIOMED HOLDINGS, INC.

By:
Title:
Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.